Exhibit 99



                                     [LOGO]



                     INDEPENDENT COMMUNITY BANKSHARES, INC.
                                TO CHANGE NAME TO
                        MIDDLEBURG FINANCIAL CORPORATION


MIDDLEBURG, VIRGINIA, (May 14, 2002) Independent Community Bankshares, Inc. (Nasdaq SmallCap: ICBX) will change its name to Middleburg Financial Corporation effective May 15, 2002. At the same time, the Nasdaq SmallCap stock symbol will become MBRG.

 "We didn't just grow over the past 8 years since we formed Independent Community Bankshares, Inc. We changed our strategy and direction. Middleburg Financial Corporation reflects who we are; a financial services company focused on consistent quality service to our clients," states Mr. Joseph L. Boling, Chairman and CEO.

Independent Community Bankshares' common stock currently trades on the Nasdaq SmallCap Market under the symbol of ICBX. Independent Community Bankshares, Inc. is headquartered in Middleburg, Virginia and has three wholly owned subsidiaries, The Middleburg Bank, The Tredegar Trust Company and Gilkison Patterson Investment Advisors, Inc. The Middleburg Bank serves Loudoun County, Virginia with 5 branches. The Tredegar Trust Company is headquartered in Richmond, Virginia with a branch office in Middleburg, Virginia. Gilkison Patterson Investment Advisors, Inc. (GPIA) is an investment management firm located in Alexandria, Virginia. Assets under management by GPIA and Tredegar currently exceed $1 billion.

Contact:  Joseph L. Boling, Chairman of the Board & CEO (540)-687-6377
            Alice P. Frazier, EVP & CFO (540)-687-4801